                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): August 5, 1998 and
                               September 9, 1998


                                  X-ceed, Inc.
                                  ------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

        0-13049                                         13-3006788
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)

                  488 Madison Avenue, New York, New York 10022
                  --------------------------------------------
              (Address and zip code of principal executive offices)

                                  212-753-5511
                                  ------------
                         (Registrant's Telephone Number)

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS


         1. On August 29, 1998, X-ceed completed the acquisition of Reset, Inc. Attached hereto are the Audited Financial Statements of Reset, Inc. for the year ended December 31, 1997 and unaudited statements for the six months ended June 30, 1998 and 1997. Said financial statements include:


         (a)      Independent Auditor's Report
         (b)      Balance Sheets
         (c)      Statement of Earnings
         (d)      Statement of Stockholders' Equity
         (e)      Statement of Cash Flows
         (f)      Notes to Financial Statements.


            On September 9, 1998, X-ceed completed the acquisition of Mercury Seven, Inc. Attached hereto are the Audited Financial Statements of Mercury Seven, Inc. for the year ended December 31, 1997 and unaudited statements for the six months ended June 30, 1998 and 1997.
Said financial statements include:


         (a)      Independent Auditor's Report
         (b)      Balance Sheets
         (c)      Statement of Earnings
         (d)      Statement of Stockholders' Equity
         (e)      Statement of Cash Flows
         (f)      Notes to Financial Statements.


         2. Attached hereto are unaudited pro forma condensed combined financial statements for X-ceed, Inc. and subsidiaries and Reset, Inc. and Mercury Seven, Inc. as of May 31, 1998 and for the nine months ended May 31, 1998 and the year ended August 31, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    X-ceed, Inc.
                                                    -----------------------
                                                    (Registrant)

                                                    By: /s/ Werner Haase
                                                    -----------------------
                                                    Werner Haase, President


DATED:  November 10, 1998

                                  RESET, INC.

                    REPORT ON AUDIT OF FINANCIAL STATEMENTS

                         YEAR ENDED DECEMBER 31, 1997

                                   CONTENTS


                                                           Page
                                                           ----

Independent auditors' report                                F-1

Balance sheets                                              F-2

Statements of earnings                                      F-3

Statement of stockholders' equity                           F-4

Statements of cash flows                                    F-5

Notes to financial statements                           F-6 - F-10

                         INDEPENDENT AUDITORS' REPORT

Stockholders
Reset, Inc.
New York, New York

We have audited the accompanying balance sheet of Reset, Inc. as of December 31, 1997 and the related statements of earnings, stockholders' equity and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reset, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                       /S/ HOLTZ RUBENSTEIN & CO., LLP
                                       -------------------------------
                                           HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
October 9, 1998

                                  RESET, INC.

                                BALANCE SHEETS

                                                                          December 31,        June 30,
                                                                              1997              1998
                                                                          -----------       -----------
                                                                                            (Unaudited)
         ASSETS

CURRENT ASSETS:
   Cash                                                                   $       998       $    42,721
   Accounts receivable, no allowance for doubtful accounts                    239,342           611,201
   Due from shareholders                                                       52,916            64,916
                                                                          -----------       -----------
       Total current assets                                                   293,256           718,838

DEFERRED INCOME TAXES (Note 5)                                                 22,000            22,000
PROPERTY AND EQUIPMENT, net (Note 3)                                          236,277           264,762
OTHER ASSETS                                                                   15,158            15,158
                                                                          -----------       -----------

                                                                          $   566,691       $ 1,020,758
                                                                          ===========       ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                                  $    53,615       $    84,174
   Deferred income taxes (Note 5)                                              85,000           242,000
   Notes payable, shareholders (Note 4)                                       130,000           130,000
   Income taxes payable (Note 5)                                               39,000            65,000
   Note payable, other (Note 10)                                                 --              96,247
                                                                          -----------       -----------
       Total current liabilities                                              307,615           617,421
                                                                          -----------       -----------

ACCRUED LEASE OBLIGATION (Note 6)                                              47,500            47,500
                                                                          -----------       -----------

COMMITMENTS (Note 6)

STOCKHOLDERS' EQUITY:  (Note 10)
   Common stock, no par value; authorized 1,000
     shares; 111.11 issued, stated at                                          51,000            51,000
   Retained earnings                                                          160,576           414,837
                                                                          -----------       -----------
                                                                              211,576           465,837
   Less - treasury stock, at cost, 0 and 11.11 shares, respectively              --            (110,000)
                                                                          -----------       -----------
                                                                              211,576           355,837
                                                                          -----------       -----------

                                                                          $   566,691       $ 1,020,758
                                                                          ===========       ===========


                       See notes to financial statements

                                  RESET, INC.

                            STATEMENTS OF EARNINGS

                                                                   Six Months Ended
                                             Year Ended                June 30,
                                            December 31,      ---------------------------
                                                1997             1998             1997
                                             ----------       ----------       ----------
                                                              (Unaudited)      (Unaudited)
REVENUES (Note 7)                            $1,050,029       $1,249,455       $  427,690

COST OF REVENUES                                553,554          572,931          181,055
                                             ----------       ----------       ----------

GROSS PROFIT                                    496,475          676,524          246,635
                                             ----------       ----------       ----------

COSTS AND EXPENSES:
   General and administrative expenses          216,285          222,515           83,505
   Interest expense, net                          9,614            5,748            3,467
                                             ----------       ----------       ----------
                                                225,899          228,263           86,972
                                             ----------       ----------       ----------

INCOME BEFORE TAXES                             270,576          448,261          159,663

INCOME TAX PROVISION (Note 5)                   110,000          194,000           71,000
                                             ----------       ----------       ----------

NET INCOME                                   $  160,576       $  254,261       $   88,663
                                             ==========       ==========       ==========
NET INCOME PER COMMON SHARE:
   (Note 10)
     Basic                                   $    1,559       $    2,376       $      877
                                             ==========       ==========       ==========
     Diluted                                 $    1,559       $    2,376       $      877
                                             ==========       ==========       ==========

WEIGHTED AVERAGE NUMBER
   OF SHARES:
     Basic                                          103              107              100
                                             ==========       ==========       ==========
     Diluted                                        103              107              100
                                             ==========       ==========       ==========


                       See notes to financial statements

                                  RESET, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                    Common Stock
                                ----------------------
                                  Number
                                    of         Dollar      Retained      Treasury
                                  Shares       Amount      Earnings        Stock          Total
                                ---------    ---------     ---------     ---------      ---------

Balance, January 1, 1997           100.00    $   1,000     $    --       $    --        $   1,000

Issuance of stock for
   services (Note 10)               11.11       50,000          --            --           50,000

Net income                          --            --         160,576          --          160,576
                                ---------    ---------     ---------     ---------      ---------

Balance, December 31, 1997         111.11       51,000       160,576          --          211,576

Purchase of treasury shares
    (unaudited) (Note 10)           --            --            --        (110,000)      (110,000)

Net income (unaudited)              --            --         254,261          --          254,261
                                ---------    ---------     ---------     ---------      ---------

Balance, June 30, 1998
   (unaudited)                     111.11    $  51,000     $ 414,837     $(110,000)     $ 355,837
                                =========    =========     =========     =========      =========


                       See notes to financial statements

                                  RESET, INC.

                           STATEMENTS OF CASH FLOWS

                                                                          Six Months Ended
                                                        Year Ended             June 30,
                                                       December 31,    ------------------------
                                                           1997           1998           1997
                                                        ---------      ---------      ---------
                                                                      (Unaudited)     (Unaudited)
OPERATING ACTIVITIES:
   Net income                                           $ 160,576      $ 254,261      $  88,663
                                                        ---------      ---------      ---------
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depreciation expense                                36,248         35,670         11,248
       Non-cash consideration                              50,000           --             --
       Deferred income taxes                               71,000        157,000         48,000
       Changes in operating assets and liabilities:
         (Increase) decrease in assets:
           Accounts receivable                           (239,342)      (371,859)      (129,883)
         Increase (decrease) in assets:
           Accounts payable                                53,615         30,559         25,153
           Other assets                                   (15,158)          --           (1,000)
           Accrued lease obligation                        39,500           --           10,500
           Income taxes payable                            39,000         26,000         23,000
                                                        ---------      ---------      ---------
       Total adjustments                                   34,863       (122,630)       (12,982)
                                                        ---------      ---------      ---------
       Net cash provided by operating activities          195,439        131,631         75,681
                                                        ---------      ---------      ---------

INVESTING ACTIVITIES:
   Purchase of equipment                                 (142,525)       (64,156)       (27,468)
                                                        ---------      ---------      ---------
       Net cash used in investing activities             (142,525)       (64,156)       (27,468)
                                                        ---------      ---------      ---------

FINANCING ACTIVITIES:
   Due to shareholders                                    (52,916)       (12,000)       (22,916)
   Principal payments of long-term debt                      --          (13,752)          --
                                                        ---------      ---------      ---------
       Net cash used in financing activities              (52,916)       (25,752)       (22,916)
                                                        ---------      ---------      ---------

(DECREASE) INCREASE IN CASH
   AND CASH EQUIVALENTS                                        (2)        41,723         25,297

CASH AND CASH EQUIVALENTS,
    beginning of period                                     1,000            998          1,000
                                                        ---------      ---------      ---------

CASH AND CASH EQUIVALENTS,
   end of period                                        $     998      $  42,721      $  26,297
                                                        =========      =========      =========

SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION:
     Interest                                           $   8,700      $    --        $    --
                                                        =========      =========      =========
     Taxes                                              $    --        $  11,000      $    --
                                                        =========      =========      =========


                       See notes to financial statements

                                  RESET, INC.

                         NOTES TO FINANCIAL STATEMENTS

                       YEAR ENDED DECEMBER 31, 1997 AND
                  SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)
                         AND JUNE 30, 1997 (UNAUDITED)

1.   Nature of Operations:

     The Company was incorporated in June 1996 and commenced operations in January 1997. The Company designs, developments, and maintains Internet web sites.

2.   Summary of Significant Accounting Policies:

     a.   Cash and cash equivalents

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     b.   Revenue recognition

          Revenues from the design and development of Internet web sites are recognized using the percentage-of-completion method based on the ratio of costs incurred to total estimated costs. To the extent costs incurred and anticipated costs to complete projects in progress exceed anticipated billings, a loss is recognized for the excess.

          Revenue for subsequent maintenance of Internet web sites is recognized over the period during which the maintenance is supplied.

     c.   Depreciation and amortization

          Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the estimated useful lives of the related assets or the remaining term of the lease, whichever is shorter. Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations. The estimated useful lives of equipment and furniture and fixtures are as follows:

                                                     Years
                                                     -----

           Equipment                                5 to 7
           Furniture and fixtures                      7

     d.   Taxes on income

          The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future income tax consequences of events that have been recognized in a company's financial statements or tax return. Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

     e.   Use of estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     f.   Interim financial statements

          The unaudited financial statements for the six months ended June 30, 1998 and 1997 reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair statement of the results for the period. The results of operations are not necessarily indicative of the results expected for the fiscal year.

     g.   Advertising costs

          Advertising costs are charged to operations when incurred. Advertising expense approximated $5,100 for the year ended December 31, 1997 and $69,000 and $0 for the six months ended June 30, 1998 and 1997, respectively.

     h.   New accounting standards

          In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

          The new standard is effective for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. The implementation of the new standard will not affect the Company's results of operations and financial position, but may have an impact on future financial statements disclosures.

     i.   Long-lived assets

          Long-lived assets are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment losses have been necessary through December 31, 1997.

     j.   Stock-based compensation

          The company accounts for its stock option awards under the intrinsic value based method of accounting, prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company makes pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied as required by SFAS No. 123, "Accounting for Stock-Based Compensation."

     k. Net income per common share and per common and common equivalent share

          Net income per common share and per common equivalent share is based upon weighted average common and common equivalent shares outstanding. Common equivalent shares include the dilutive effect of stock options, if any.

          The Company has adopted the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 simplifies the standards for computing earnings per share and replaces the presentation of primary earnings per share with basic earnings per share. It also requires dual presentation of basic and diluted earnings per share on the face of the consolidated statement of operations for all entities with complex capital structure and requires a reconciliation of the numerator and denominator of the basic earnings per share computation to the numerator and denominator of the diluted EPS computation. For the year ended December 31, 1997 and the six months ended June 30, 1998 and 1997, basic and diluted earnings per share are the same as there were no dilutive securities outstanding.

3.   Property and Equipment:

     Property and equipment, at cost, consists of the following:

                                                December 31,     June 30,
                                                    1997           1998
                                                  --------       --------
                                                                (Unaudited)
     Equipment                                    $209,201       $261,906
     Furniture and fixtures                            500            500
     Leasehold improvements                         62,823         74,273
                                                  --------       --------
                                                   272,524        336,679
     Less accumulated depreciation                  36,247         71,917
                                                  --------       --------

                                                  $236,277       $264,762
                                                  ========       ========

4.   Notes Payable, Stockholders:

      In 1997, the Company purchased equipment from two officers/shareholders for $130,000. Consideration consisted of 8% notes, principal and interest payable on April 1, 2001. The notes provide for accelerated payment in the event of a change in ownership, as defined. A change in ownership occurred subsequent to June 30, 1998, and accordingly, the obligations have been classified as a current liability.

5.   Income Taxes:

     Taxes on income consist of the following:

                                                     Six Months Ended
                                 Year Ended              June 30,
                               December 31,      ------------------------
                                   1997            1998            1997
                                 --------        --------        --------
                                                (Unaudited)     (Unaudited)
     Current:
       Federal                   $ 20,000        $ 18,000        $ 13,000
       State                       19,000          19,000          10,000
                                 --------        --------        --------
                                   39,000          37,000          23,000
                                 --------        --------        --------
     Deferred:
       Federal                     44,000          95,000          30,000
       State                       27,000          62,000          18,000
                                 --------        --------        --------
                                   71,000         157,000          48,000
                                 --------        --------        --------

                                 $110,000        $194,000        $ 71,000
                                 ========        ========        ========


     The difference between the Federal statutory tax rate and the effective tax rate resulted from the following:

                                                         Six Months Ended
                                            Year Ended        June 30,
                                           December 31,   ---------------
                                               1997       1998       1997
                                               ----       ----       ----
     Federal statutory tax rate                34.0%      34.0%      34.0%
     State and local income taxes,
       net of Federal tax benefit              11.2       11.9       11.6
     Other items, net                          (4.5)      (2.6)      (1.1)
                                               ----       ----       ----

     Effective tax rate                        40.7%      43.3%      44.5%
                                               ====       ====       ====


     Net deferred income tax asset (liability) is comprised of the following:

                                               December 31,     June 30,
                                                   1997           1998
                                                ---------      ---------
     Accounts receivable                        $(110,000)     $(281,000)
     Accounts payable and accrued expenses         25,000         39,000
     Accrued lease obligation                      22,000         22,000
                                                ---------      ---------

                                                $ (63,000)     $(220,000)
                                                =========      =========

     The Company files its federal and state income tax returns on a cash basis.

6.   Commitments:

     The Company conducts its operations from leased space. The lease (classified as an operating lease) expires in April of 2008. In addition, the Company leases office space at another location which is partially sublet to a third party. The lease expires in June 2004.

     Future minimum rental commitments for the terms of the leases are as follows:

                                                      Deduct
            Years Ending                             Sublease
            December 31,         Commitments          Rental         Commitments
            ------------         -----------          ------         -----------

                1998             $   118,600      $    18,000       $   100,600
                1999                 122,600           18,000           104,600
                2000                 126,700           18,000           108,700
                2001                 130,900           18,000           112,900
                2002                  97,500           18,000            79,500
             Thereafter               72,100           27,000            45,100


     Rental expense approximated $60,000 for the year ended December 31, 1997 and $45,000 and $12,000 for the six months ended June 30, 1998 and 1997, respectively.

     The Company recognizes rent expense on its leases on a straight-line basis. The excess of rent expense on a straight-line basis over the rental payments made, is recorded as an accrued liability.

7.   Major Customers:

     Revenues from one customer approximated 37%, 11% and 75% of total revenues for the year ended December 31, 1997 and the six months ended June 30, 1998 and 1997, respectively. Revenues from two other customers approximated 12% and 10% of total revenues for the year ended December 31, 1997.

8.   Fair Values of Financial Instruments:

     The carrying amounts reported in the balance sheet for cash, accounts receivable, and accounts and notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

9.   Concentration of Credit Risk:

     Financial instruments which potentially subject the Company to a concentration of credit risk consist of cash and accounts receivables. Cash consists of deposits and money market funds placed with various high credit quality financial institutions. Concentrations of credit risk with respect to receivables are limited due to the geographically diverse customer base.

10.  Stockholders' Equity:

     The Company is authorized to issue 1,000 shares of common stock, no par value.

     In September 1997, the Company granted 11.11 shares of stock to an employee. The value of these shares at the time of grant ($50,000) was charged to operations in 1997. The grantee's employment terminated in January 1998. In May 1998, the grantee sold these shares back to the Company for $110,000, consideration consisting of an installment note. The principal balance of this note outstanding at June 30, 1998 approximated $96,250, which was paid in full in July 1998.

                             MERCURY SEVEN, INC.

                   REPORT ON AUDIT OF FINANCIAL STATEMENTS

                        YEAR ENDED DECEMBER 31, 1997

                                  CONTENTS

                                                                  Page
                                                                  ----

Independent auditors' report                                      F-1

Balance sheets                                                    F-2

Statements of earnings                                            F-3

Statement of stockholders' equity                                 F-4

Statements of cash flows                                          F-5

Notes to financial statements                                 F-6 - F-10

                        INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
Mercury Seven, Inc.
New York, New York

We have audited the accompanying balance sheet of Mercury Seven, Inc. as of December 31, 1997 and the related statements of earnings, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mercury Seven, Inc. as of December 31, 1997, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                              /S/ HOLTZ RUBENSTEIN & CO., LLP
                                              -------------------------------
                                                  HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
August 7, 1998

                             MERCURY SEVEN, INC.

                               BALANCE SHEETS

                                                                   December 31,            June 30,
                                                                      1997                   1998
                                                                    --------               --------
                                                                                          (Unaudited)
         ASSETS

CURRENT ASSETS:
   Cash                                                             $  6,243               $ 36,832
   Accounts receivable                                                96,245                259,697
   Prepaid expenses and other current assets                            --                   10,025
                                                                    --------               --------
       Total current assets                                          102,488                306,554

PROPERTY AND EQUIPMENT, net (Note 3)                                  44,618                 99,903
OTHER ASSETS                                                           1,000                 42,334
                                                                    --------               --------

                                                                    $148,106               $448,791
                                                                    ========               ========

   LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
   Accounts payable and accrued expense                             $ 39,096               $ 78,532
   Deferred revenue                                                     --                   40,000
   Income taxes payable                                                5,631                 16,092
                                                                    --------               --------
       Total current liabilities                                      44,727                134,624
                                                                    --------               --------

REVOLVING LINE OF CREDIT (Note 4)                                       --                   96,000
                                                                    --------               --------

COMMITMENTS (Note 5)

STOCKHOLDERS' EQUITY:  (Note 8)
   Common stock, $.01 par value; authorized 3,000,000
     shares; 1,550,000 issued                                         15,500                 15,500
   Additional paid-in capital                                         36,885                 36,885
   Retained earnings                                                  50,994                165,782
                                                                    --------               --------
                                                                     103,379                218,167
                                                                    --------               --------

                                                                    $148,106               $448,791
                                                                    ========               ========




                      See notes to financial statements

                             MERCURY SEVEN, INC.

                           STATEMENTS OF EARNINGS

                                                               Six Months Ended
                                        Year Ended                 June 30,
                                        December 31,     ---------------------------
                                           1997             1998             1997
                                        ----------       ----------       ----------
                                                         (Unaudited)      (Unaudited)

REVENUES (Note 6)                       $1,081,023       $1,183,147       $  481,459

COST OF REVENUES                           725,506          710,396          301,112
                                        ----------       ----------       ----------

GROSS PROFIT                               355,517          472,751          180,347

OPERATING EXPENSES (Note 5)                274,880          345,963          164,316
                                        ----------       ----------       ----------

INCOME BEFORE TAXES                         80,637          126,788           16,031

LOCAL INCOME TAX PROVISION                   7,100           12,000            2,300
                                        ----------       ----------       ----------

NET EARNINGS                            $   73,537       $  114,788       $   13,731
                                        ==========       ==========       ==========

PRO FORMA INFORMATION: (Note 9)
   Historical income before taxes       $   80,637       $  126,788       $   16,031
   Pro forma income taxes                   24,100           50,000            6,600
                                        ----------       ----------       ----------

PRO FORMA NET EARNINGS                  $   56,537       $   76,788       $    9,431
                                        ==========       ==========       ==========

PRO FORMA NET EARNINGS
   PER COMMON SHARE                     $      .04       $      .05       $      .01
                                        ==========       ==========       ==========








                      See notes to financial statements

                             MERCURY SEVEN, INC.

                      STATEMENT OF STOCKHOLDERS' EQUITY

                                            Common Stock
                                      -------------------------       Additional      Retained
                                      Number of        Dollar          Paid-in        Earnings
                                       Shares          Amount          Capital        (Deficit)          Total
                                      ---------       ---------       ---------       ---------        ---------

Balance, January 1, 1997              1,550,000       $  15,500       $    --         $ (22,543)       $  (7,043)

Issuance of securities for
   services (Note 8)                       --              --             1,000            --              1,000

Capital contributions (Note 8)             --              --            35,885            --             35,885

Net earnings, December 31, 1997            --              --              --            73,537           73,537
                                      ---------       ---------       ---------       ---------        ---------

Balance, January 1, 1998              1,550,000          15,500          36,885          50,994          103,379

Net earnings, June 30,
   1998 (unaudited)                        --              --              --           114,788          114,788
                                      ---------       ---------       ---------       ---------        ---------

Balance, June 30, 1998
   (unaudited)                        1,550,000       $  15,500       $  36,885       $ 165,782        $ 218,167
                                      =========       =========       =========       =========        =========






                      See notes to financial statements

                             MERCURY SEVEN, INC.

                          STATEMENTS OF CASH FLOWS

                                                                                Six Months Ended
                                                         Year Ended                 June 30,
                                                         December 31,      --------------------------
                                                            1997             1998             1997
                                                          ---------        ---------        ---------
                                                                          (Unaudited)      (Unaudited)

OPERATING ACTIVITIES:
   Net earnings                                           $  73,537        $ 114,788        $  13,731
                                                          ---------        ---------        ---------
   Adjustments to reconcile net earnings to net
     cash used in operating activities:
       Depreciation expense                                  24,662            9,396           10,000
       Non-cash compensation                                  1,000             --                500
       Changes in operating assets and liabilities:
         (Increase) decrease in assets:
           Deferred tax benefit                              (1,000)            --               --
           Accounts receivable                              (96,245)        (163,453)         (69,354)
           Prepaid expenses                                    --            (10,025)         (32,509)
           Other assets                                        --            (41,334)            --
         Increase (decrease) in liabilities:
           Accounts payable                                  39,096           39,437          138,434
           Deferred revenue                                 (75,000)          40,000          (75,000)
           Taxes payable                                      5,631           10,461            2,300
                                                          ---------        ---------        ---------
       Total adjustments                                   (102,856)        (115,518)         (25,629)
                                                          ---------        ---------        ---------
       Net cash used in operating activities                (29,319)            (730)         (11,898)
                                                          ---------        ---------        ---------

INVESTING ACTIVITIES:
   Purchase of property, plant  and equipment               (63,558)         (64,681)         (41,000)
                                                          ---------        ---------        ---------
       Net cash used in investing activities                (63,558)         (64,681)         (41,000)
                                                          ---------        ---------        ---------

FINANCING ACTIVITIES:
   Net borrowings from revolving line of credit                --             96,000             --
   Capital contributions                                     35,885             --               --
   Repayment of stockholder loans                            20,132             --             20,132
                                                          ---------        ---------        ---------
       Net cash provided by financing activities             56,017           96,000           20,132
                                                          ---------        ---------        ---------

(DECREASE) INCREASE IN CASH
   AND CASH EQUIVALENTS                                     (35,860)          30,589          (32,766)

CASH AND CASH EQUIVALENTS,
    beginning of period                                      42,103            6,243           42,103
                                                          ---------        ---------        ---------

CASH AND CASH EQUIVALENTS,
   end of period                                          $   6,243        $  36,832        $   9,337
                                                          =========        =========        =========




                      See notes to financial statements

                             MERCURY SEVEN, INC.

                        NOTES TO FINANCIAL STATEMENTS

                        YEAR ENDED DECEMBER 31, 1997
                 AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997
              (Information with respect to the six months ended
                    June 30, 1998 and 1997 is unaudited)

1.   Nature of Operations:

     The Company, incorporated in November 1996, is a consultancy and development company that specializes in advising and assisting clients in building and developing Internet-based businesses. The Company is also the creator and publisher of ChannelSeven.com ("ChannelSeven"), an online network for Internet professionals worldwide. The network incorporates cross-marketing navigational techniques and centralized media advertising management to connect Internet professionals with valuable resources and services. In addition to the online network, ChannelSeven provides its core audience with printed publications, special industry events, a speaker's bureau and a subscription based E-mail newsletter. ChannelSeven derives its revenues from advertising and sponsorship.

2.   Summary of Significant Accounting Policies:

     a. Cash and cash equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalent.

     b. Revenue recognition

     For contracts, the percentage-of-completion method is used, whereby revenue and related costs are recognized as work on the contracts progresses.

     c. Depreciation and amortization

     Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is computed using the straight-line method over the estimated useful lives of the related assets or the remaining term of the lease, whichever is shorter. Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in operations. The estimated useful lives of property and equipment are as follows:

                                        Years
                                        -----

Vehicle                                   5
Computer hardware                         5
Furniture and fixtures                    7

     d. Income taxes

     The shareholders of the Company elected to be taxed as a "Small Business Corporation" for federal and state income tax purposes. As a result of this election, the income of the Company will be taxed directly to the individual shareholders. Accordingly, no provision for federal and state income taxes is included in the financial statements of the Company.

     The Company operates its business primarily in New York City (the "City"). For income tax purposes, the City doesn't recognize the Company's "Small Business Corporation" election. Accordingly, the Company has accrued for the related income taxes.

     e. Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     f. Interim financial statements

     The unaudited financial statements for the six months ended June 30, 1998 and 1997 reflect all adjustments, consisting only of normal recurring accruals, which are, in the opinion of management, necessary for a fair statement of the results for the period. The results of operations are not necessarily indicative of the results expected for the fiscal year.

     g. Advertising costs

     Advertising costs are charged to operations when the advertising first takes place. Advertising expense approximated $1,200 for the year ended December 31, 1997 and $32,000 and $0 for the six months ended June 30, 1998 and 1997, respectively.

     h. New accounting standards

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distribution to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

     In addition, in June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes standards for reporting information about operating segments. It also establishes standards for disclosure regarding products and services, geographic areas and major customers.

     These new standards are effective for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. The implementation of these new standards will not affect the Company's results of operations and financial position, but may have an impact on future financial statements disclosures.

     i. Long-lived assets

     Long-lived assets, such as equipment, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment losses have been necessary through December 31, 1997.

     j. Stock-based compensation

     The Company accounts for its stock option awards under the intrinsic value based method of account, prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company makes pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied as required by SFAS No. 123, "Accounting for Stock-Based Compensation."

     k. Concentration of credit risk:

     Financial instruments which potentially subject the Company to a concentration of credit risk consist of cash and accounts receivables. Cash consists of deposits and money market funds placed with various high credit quality financial institutions. Concentrations of credit risk with respect to receivables are limited due to the geographically diverse customer base.

3.   Property and Equipment:

     Property and equipment, at cost, consists of the following:

                                                    December 31,     June 30,
                                                        1997          1998
                                                     ---------     -----------
                                                                   (Unaudited)

Vehicle                                              $   7,500     $     7,500
Computer hardware                                       56,023          98,020
Furniture and fixtures                                   5,756          22,891
Leasehold improvements                                      -            5,549
                                                     ---------     -----------
                                                        69,279         133,960
Less accumulated depreciation and amortization          24,661          34,057
                                                     ---------     -----------

                                                     $  44,618     $    99,903
                                                     =========     ===========

     Depreciation expense approximated $24,700 for the year ended December 31, 1997 and $9,400 and $10,000 for the six months ended June 30, 1998 and 1997, respectively.

4.   Revolving Line of Credit:

     The Company maintains a line of credit with a bank. The line of credit bears interest at 2.0% over the bank's prime rate (8.5% at December 31, 1997) and has a maximum borrowing limit of $200,000. The line is collateralized by all the assets of the Company and guaranteed by the stockholders of the Company.

5.   Commitments:

     a. Lease commitment

     The Company conducts its operations from leased space. The lease (classified as an operating lease) expires in April of 2008. Minimal rental commitments for the terms of the lease are as follows:

          Years Ending
          December 31,
          ------------

              1998                                     $   90,200
              1999                                        122,600
              2000                                        130,600
              2001                                        135,600
              2002                                        139,100
           Thereafter                                     784,700

     Rent expense approximated $33,000 for the year ended December 31, 1997 and $16,000 and $10,000 for the six months ended June 30, 1998 and 1997, respectively.

     b. Employment agreements

     The Company is party to an employment agreement with one employee which provides for an annual salary aggregating $105,000. Thereafter, the employee shall be entitled to a minimum ten percent (10%) increase in base salary at the commencement of the first and second anniversary during the employment period.

6.   Major Customers:

     Revenues to one customer approximated 30% and 33% of total revenues for the year ended December 31, 1997 and the six months ended June 30, 1997, respectively. Revenues to another customer approximated 27% of total revenues for the year ended December 31, 1997. Revenues to two customers approximated 24%and 12% of total revenues for the six months ended June 30, 1998.

7.   Fair Values of Financial Instruments:

     The carrying amounts reported in the balance sheet for cash, accounts receivable, and accounts and notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments.

8.   Stockholders' Equity:

     a. Initial capitalization

     In 1996, the Company's founding shareholders (the "founders") were issued 50,000 shares of common stock for consideration of $500. During the year ended December 31, 1997, the founders contributed approximately $35,900 to the Company.

     In March,1998, the Company authorized a 31-for-1 stock split of the Company's common stock. As a result of the split, 1,500,000 additional shares were issued, and retained earnings was reduced by $15,000. All references in the accompanying financial statements to the number of common shares and per share amounts for 1997 have been restated to reflect the stock split.

     b. Stock options

     In January 1997, the Company granted employees the right to receive approximately 12,000 shares of common stock. The value of the shares underlying the options ($1,000) was charged to operations in 1997.

     In March 1998, the Company granted two employees options to acquire approximately 200,000 shares of common stock. The exercise price of the options ($100,000) approximated the value of the shares underlying the options, and accordingly, there was no charge to operations. The fair value of these options was immaterial.

9.   Pro Forma Information (Unaudited):

     a. Pro forma tax expense

     Pursuant to an acquisition of Mercury Seven, Inc.'s stock, this entity would become a taxable corporation for federal and state tax purposes. The object of the pro forma financial information is to show what the significant effects on historical information might have been had the entity been subject to federal and state taxes for the year ended December 31, 1997 and the six months ended June 30, 1998 and 1997.

     b. Pro forma earnings per share

     Earnings per share were computed by dividing earnings by the weighted average number of shares of common stock outstanding during each period presented. The weighted average number of shares is as follows:

                                                                  Six Months Ended
                                            Year Ended                June 30,
                                            December 31,      --------------------------
                                               1997             1998             1997
                                             ---------        ---------        ---------

Pro forma weighted shares outstanding        1,550,000        1,550,000        1,550,000
                                             =========        =========        =========

     Basic and diluted earnings per share amounts were equivalent for all periods presented.

10.  Supplemental Cash Flow Disclosure:

     Cash paid during the years for:

                                       Six Months Ended
                   Year Ended              June 30,
                   December 31,     ---------------------
                      1997           1998          1997
                    --------        ------        -------

Income taxes        $  2,469        $1,539        $   --
                    ========        ======        =======

Interest            $   --          $1,493        $   --
                    ========        ======        =======

                        X-CEED, INC. AND SUBSIDIARIES
                        -----------------------------
                                      AND
                                      ---
                      RESET, INC. AND MERCURY SEVEN, INC.
                      -----------------------------------

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                     --------------------------------------
                              FINANCIAL STATEMENTS
                              --------------------

       The following unaudited pro forma condensed combined financial statements gives effect to the mergers (the "Mergers") of X-Ceed, Inc. ("X-Ceed") with Reset, Inc. ("Reset") and Mercury Seven Inc. ("Mercury Seven"). The mergers were accounted for as purchase transactions. These pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the Mergers occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

       A pro forma condensed combined balance sheet is provided as of May 31, 1998, giving effect to the Mergers as though they had been consummated on that date. The pro forma condensed combined balance sheet combines the consolidated balance sheet of X-Ceed as of May 31, 1998 with that of Reset and Mercury Seven as of June 30, 1998. Pro forma condensed combined statements of income are provided combining X-Ceed for the nine month period ended May 31, 1998 and the year ended August 31, 1997 with Reset and Mercury Seven for the nine month periods ended June 30, 1998 and the years ended September 30, 1997 giving effect to the Mergers as though they had occurred on September 1, 1996.

       The pro forma financial statements are based on preliminary estimates of values and transaction costs and preliminary appraisals. The actual recording of the transactions will be based on final appraisals, values and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.

       The historical condensed statement of income presented for the year ended August 31, 1997 is derived from the separate historical consolidated financial statements of X-Ceed, incorporated by reference, and Reset and Mercury Seven included elsewhere herein, and should be read in conjunction with the companies' separate financial statements. The historical condensed financial statements as of or for the nine months ended May 31, 1998 are derived from the historical interim consolidated financial statements of X-Ceed. incorporated by reference, and Reset and Mercury Seven, included elsewhere herein, and have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of X-Ceed's, Reset's and Mercury Seven's respective management's, include all adjustments necessary for a fair presentation of financial information for such interim periods.

                         X-CEED, INC. AND SUBSIDIARIES
                         -----------------------------
                                      AND
                                      ---
                      RESET, INC. AND MERCURY SEVEN, INC.
                      -----------------------------------

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
               -------------------------------------------------

                                  MAY 31, 1998
                                  ------------
                                  (Unaudited)




                                            Historical                                         Pro Forma Adjustments
                               ------------------------------------------      ----------------------------------------------------
                                                                Mercury                          Acquisition of
                                  X-Ceed,          Reset,        Seven        Acquisition of      Mercury Seven         Pro Forma
         ASSETS                    Inc.             Inc.          Inc.          Reset, Inc.           Inc.              Combined
         ------                 -----------     ----------     ---------       --------------  ----------------       ------------

CURRENT ASSETS:
   Cash and cash equivalents   $ 15,993,800   $     42,721  $     36,832         $       --   2a(ii)   $ (1,500,000)  $ 14,573,353
   Investment in marketable
     securities                     208,790           --            --                   --                    --          208,790
   Accounts receivable, net       9,776,409        611,201       259,697                 --                    --       10,647,307
   Costs in excess of
    customer billings             1,276,520           --            --                   --                    --        1,276,520
   Inventories                    1,060,210           --            --                   --                    --        1,060,210
   Prepaid expenses and
     other current assets           669,214         64,916        10,025                 --                    --          744,155
                               ------------   ------------  ------------         ------------          ------------   ------------
       Total current assets      28,984,943        718,838       306,554                 --              (1,500,000)    28,510,335

PROPERTY AND EQUIPMENT, net       1,326,407        264,762        99,903                 --                    --        1,691,072
INTANGIBLE ASSETS, net                 --             --            --   2a(i)      5,985,313 2a(ii)      9,331,833     15,317,146
INVESTMENTS AND ADVANCES
   IN SUBSIDIARY                    714,321           --            --                   --                    --          714,321
DUE FROM OFFICER                  1,222,483           --            --                   --                    --        1,222,483
DEFERRED INCOME TAXES               451,525         22,000          --                   --                    --          473,525
OTHER ASSETS                        424,650         15,158        42,334                 --                    --          482,142
                               ------------   ------------  ------------         ------------          ------------   ------------

                               $ 33,124,329   $  1,020,758  $    448,791         $  5,985,313          $  7,831,833   $ 48,411,024
                               ============   ============  ============         ============          ============   ============

   LIABILITIES AND
   STOCKHOLDERS'  EQUITY

CURRENT LIABILITIES:
   Accounts payable and other
     accrued expenses          $  7,141,909   $     84,174  $     78,532         $       --            $       --     $  7,304,615
   Income taxes payable,
     current                        276,599         65,000        16,092                 --                    --          357,691
   Current maturities of
     long-term debt                  39,200        226,247          --                   --                    --          265,447
   Customer billings in
     excess of costs              5,253,429           --            --                   --                    --        5,253,429
   Deferred revenue                    --             --          40,000                 --                    --           40,000
   Deferred income taxes            131,950        242,000          --                   --                    --          373,950
                               ------------   ------------  ------------         ------------          ------------   ------------
       Total current
          liabilities            12,843,087        617,421       134,624                 --                    --       13,595,132
                               ------------   ------------  ------------         ------------          ------------   ------------

LONG-TERM LIABILITIES:
   Long-term debt                    22,100           --          96,000                 --                    --          118,100
   Accrued lease obligation         816,000         47,500          --                   --                    --          863,500
                               ------------   ------------  ------------         ------------          ------------   ------------
       Total long-term
         liabilities                838,100         47,500        96,000                 --                    --          981,600
                               ------------   ------------  ------------         ------------          ------------   ------------

COMMITMENTS

STOCKHOLDERS' EQUITY:
   Common stock, $.01
     par value                       89,389         51,000        15,500 2a(i)        (38,318) 2a(ii)        (4,767)       112,805
   Preferred stock, $.05
     par value                         --             --            --                   --                    --             --
   Additional paid-in
     capital                     16,185,833           --          36,885 2a(i)      6,328,468  2a(ii)     8,002,382     30,553,567
   Unrealized gain (loss)
     on investments                    (232)          --            --                   --                    --             (232)
   Unearned compensation           (157,126)          --            --                   --                    --         (157,126)
   Retained earnings              3,380,908        414,837       165,782 2a(i)       (414,837) 2a(ii)      (165,782)     3,380,908
                               ------------   ------------  ------------         ------------          ------------   ------------
                                 19,498,772        465,837       218,167            5,875,313             7,831,833     33,889,922
   Treasury stock                   (55,630)      (110,000)         --   2a(i)        110,000                  --          (55,630)
                               ------------   ------------  ------------         ------------          ------------   ------------
                                 19,443,142        355,837       218,167            5,985,313             7,831,833     33,834,292
                               ------------   ------------  ------------         ------------          ------------   ------------

                               $ 33,124,329   $  1,020,758  $    448,791         $  5,985,313          $  7,831,833   $ 48,411,024
                               ============   ============  ============         ============          ============   ============








  See accompanying notes to pro forma condensed combined financial statements

                         X-CEED, INC. AND SUBSIDIARIES
                         -----------------------------
                                      AND
                                      ---
                      RESET, INC. AND MERCURY SEVEN, INC.
                      -----------------------------------

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                ------------------------------------------------

                         NINE MONTHS ENDED MAY 31, 1998
                         ------------------------------
                                  (Unaudited)






                                     Historical                                        Pro Forma Adjustments
                              --------------------------------------      ------------------------------------------------
                                                           Mercury                         Acquisition of
                                X-Ceed,      Reset,         Seven         Acquisition of    Mercury Seven       Pro Forma
                                 Inc.         Inc.           Inc.           Reset, Inc.         Inc.             Combined
                              -----------   -----------  -----------      --------------   --------------      ------------
REVENUES, net                 $44,347,843    $1,613,225  $ 1,505,142       $     --          $      --          $47,466,210

OPERATING EXPENSES             42,331,115     1,071,552     1,345,691 2b(i)     224,449 2b(i)     349,944        45,322,751
                              -----------   -----------   -----------       -----------       -----------      ------------

INCOME FROM OPERATIONS          2,016,728       541,673       159,451          (224,449)         (349,944)        2,143,459

OTHER INCOME (EXPENSE)            854,270       (15,362)         --                --                 --            838,908
                              -----------   -----------   -----------       -----------       -----------      ------------

INCOME BEFORE PROVISION
   FOR INCOME TAXES             2,870,998       526,311       159,451          (224,449)         (349,944)        2,982,367

PROVISION FOR INCOME TAXES      1,582,000       227,000        50,113              --                 --          1,859,113
                              -----------   -----------   -----------      ------------       -----------      ------------

NET INCOME                   $  1,288,998   $   299,311   $   109,338       $  (224,449)      $  (349,944)    $   1,123,254
                              ===========   ===========   ===========       ===========       ===========      ============



NET INCOME PER COMMON SHARE:
   Basic                     $       0.18                                                                     $       0.12
                               ==========                                                                     ============

   Diluted                   $       0.16                                                                     $       0.11
                               ==========                                                                     ============


WEIGHTED AVERAGE NUMBER
   OF SHARES OF COMMON
   STOCK OUTSTANDING:
     Basic                      7,279,691                                                                    $   9,621,254
                               ==========                                                                     ============

     Diluted                    7,865,096                                                                     $ 10,206,659
                               ===========                                                                    ============









 See accompanying notes to pro forma condensed combined financial statements

                         X-CEED, INC. AND SUBSIDIARIES
                         -----------------------------
                                      AND
                                      ---
                      RESET, INC. AND MERCURY SEVEN, INC.
                      -----------------------------------

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                ------------------------------------------------

                           YEAR ENDED AUGUST 31, 1997
                           --------------------------

                                  (Unaudited)
                                  -----------





                                                  Historical                                Pro Forma Adjustments
                                      ----------------------------------      -----------------------------------------------
                                                                 Mercury                        Acquisition of
                                        X-Ceed,      Reset,      Seven        Acquisition of     Mercury Seven      Pro Forma
                                         Inc.         Inc.        Inc.          Reset, Inc.            Inc.         Combined
                                      -----------   --------   ---------        ----------         -----------    ------------

REVENUES, net                         $62,885,464  $ 686,259    $759,029        $      -          $       -       $ 64,330,752

OPERATING EXPENSES                     58,961,258    493,733     718,598 2b(i)     299,266 2b(i)       416,592      60,889,446
                                      -----------   --------   ---------        ----------         -----------    ------------

INCOME FROM OPERATIONS                  3,924,206    192,526      40,431          (299,266)           (416,592)      3,441,306

OTHER INCOME (EXPENSE)                    260,414         -           -                 -                   -          260,414
                                      -----------   --------   ---------        ----------         -----------    ------------

INCOME BEFORE PROVISION
   FOR INCOME TAXES                     4,184,620    192,526      40,431          (299,266)           (416,592)      3,701,720

PROVISION FOR INCOME TAXES              2,308,000     77,000      23,987                -                -           2,408,987
                                      -----------   --------   ---------        ----------         -----------    ------------

NET INCOME                            $ 1,876,620   $115,526    $ 16,444        $ (299,266)       $   (416,592)   $  1,292,733
                                      ===========   ========    ========        ==========        =============   ============



NET INCOME PER COMMON SHARE:
   Basic                                    $0.27                                                                        $0.14
                                            =====                                                                        =====

   Diluted                                  $0.26                                                                        $0.13
                                            =====                                                                        =====


WEIGHTED AVERAGE NUMBER
   OF SHARES OF COMMON
   STOCK OUTSTANDING:
     Basic                              7,023,770                                                                    9,365,333
                                        =========                                                                    =========

     Diluted                            7,339,625                                                                    9,681,188
                                        =========                                                                    =========










  See accompanying notes to pro forma condensed combined financial statements

                        X-CEED, INC. AND SUBSIDIARIES
                        -----------------------------
                                     AND
                                     ---
                      RESET, INC. AND MERCURY SEVEN INC.
                      -----------------------------------

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                    --------------------------------------
                        COMBINED FINANCIAL STATEMENTS
                        -----------------------------




1.     Basis of Presentation:
       ----------------------

       The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, giving effect to the mergers of X-Ceed, Inc. ("X-Ceed") with Reset, Inc. ("Reset") and Mercury Seven Inc. ("Mercury Seven"). The mergers were accounted for as purchase transactions. In accordance with Commission reporting rules, the pro forma combined statements of income, and the historical statements from which they are derived, present only income from continuing operations and, therefore, do not include discontinued operations, extraordinary items, and the cumulative effects of accounting changes.

       Reset and Mercury Seven report on a calendar year basis. For purposes of combining Reset's and Mercury Seven's historical financial information with X-Ceed's historical financial information in the pro forma condensed financial statements, the financial information of Reset and Mercury Seven has been accumulated for the twelve month period ended September 30, 1997 and the nine month period ended June 30, 1998.

2.     Pro Forma Adjustments:
       ----------------------

       a.  Pro Forma Condensed Combined Balance Sheet
           ------------------------------------------

           (i)  Acquisition of Reset by X-Ceed
                ------------------------------

                Reflects the estimated purchase price of $6,341,150 for the merger of Reset with and into X-Ceed. Of such estimated purchase price, $6,341,150 represents the issuance of 1,268,230 shares of X-Ceed $.01 par value Common Stock. The 1,268,230 shares issued include 18,230 shares issued to a third party as a finder's fee. The foregoing, although not necessarily indicative of future price levels, assumes a recent average market price of X-Ceed Common Stock.

                The preliminary allocation of the purchase price paid for the net assets of Reset based upon the estimated fair values of such net assets is as follows:

       Estimated acquisition cost                             $   6,341,150
       Less: historical book value of net assets, which
         approximate fair value, at May 31, 1998                   (355,837)
                                                              -------------

       Goodwill acquired                                      $   5,985,313
                                                              =============

       ---------------------

       a.  Pro Forma Condensed Combined Balance Sheet  (Cont'd)
           ------------------------------------------

           (ii) Acquisition of Mercury Seven by X-Ceed
                --------------------------------------

                Reflects the estimated purchase price of $9,550,000 for the merger of Mercury Seven with and into X-Ceed. Of such estimated purchase price, $8,050,000 represents the issuance of 1,073,333 shares of X-Ceed $.01 par value Common Stock with the balance of $1,500,000 paid in cash.

                The preliminary allocation of the purchase price paid for the net assets of Reset based upon the estimated fair values of such net assets is as follows:

        Estimated acquisition cost                             $   9,550,000
        Less: historical book value of net assets, which
          approximate fair value, at May 31, 1998                   (218,167)
                                                               -------------

        Intangible assets acquired                             $   9,331,833
                                                               =============

        Allocation of intangible assets acquired:

        Trademarks (amortized over 20 years)                   $   1,000,000
        Goodwill (amortized over 20 years)                         8,331,833
                                                               -------------
                                                               $   9,331,833
                                                               =============

       b.  Pro Forma Condensed Combined Statements of Income
           -------------------------------------------------

           (i)  Depreciation and Amortization
                -----------------------------

                Reflects adjustment to depreciation and amortization based on the preliminary purchase accounting allocations related to intangible assets acquired in connection with the acquisitions of Reset and Mercury Seven, as more fully described in Note 2a.

           (ii) Earnings Per Common Share:
                -------------------------

                Pro forma weighted average number of common shares outstanding for the nine months ended May 31, 1998 and the year ended August 31, 1997 are based upon X-Ceed's, Reset's and Mercury Seven's historical weighted average shares, after adjustment for the estimated conversion of Reset and Mercury Seven shares to shares of X-Ceed common stock.